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                                                                     Exhibit 4.3

                          REGISTRATION RIGHTS AGREEMENT

                               Dated March 2, 2004

                                     between

                                MGI PHARMA, INC.

                                       and

                               Merrill Lynch & Co.

                      Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated

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                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into this 2nd day of March, 2004, among MGI PHARMA, INC., a Minnesota corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in
Schedule I hereto (collectively, the "Initial Purchasers") for whom Merrill Lynch is acting as representative, pursuant to the Purchase Agreement, dated February 25, 2004, between the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $348,000,000 aggregate principal amount at maturity of the Company's Senior Subordinated Convertible Notes due 2024 (the "Notes") (which includes $47,000,000 aggregate principal amount at maturity of Notes which were purchased pursuant to the Initial Purchasers' option to purchase as set forth in
Section 2(b) of the Purchase Agreement). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company has agreed to provide the registration rights provided for in this Agreement, pursuant to Section 5 of the Purchase Agreement. In consideration of the foregoing, the parties hereto agree, for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Registrable Securities (as defined herein) (each of the foregoing, a "Holder" and collectively, the "Holders"), as follows:

     1. Definitions.
        -----------

     Capitalized terms used and not defined in this Agreement shall have the meaning given to them in the Indenture. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

     "Common Stock" shall mean any shares of the common stock of the Company, $0.01 par value, and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock (as defined in the Indenture).

     "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors.

     "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that any such depositary must have an address in The Borough of Manhattan, The City of New York.

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     "Effectiveness Period" shall have the meaning set forth in Section 2.1(a)
hereof.

     "Effectiveness Target Date" shall mean the one hundred eightieth (180th) day after the Closing Date.

     "Event Date" shall have the meaning set forth in Section 2.4 hereof.

     "Filing Date" shall mean the ninetieth (90th) day after the Closing Date.

     "Filing Default" shall have the meaning set forth in Section 2.4 hereof.

     "Holder" or "Holders" shall have the meaning specified in the preamble to this Agreement.

     "Indenture" shall mean the Indenture relating to the Notes, dated as of March 2, 2004, between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

     "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

     "Liquidated Damages" shall have the meaning set forth in Section 2.4 hereof.

     "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount at maturity of Registrable Securities outstanding; provided, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Notes" shall have the meaning set forth in the preamble to this Agreement.

     "Offering Memorandum" means that certain final Offering Memorandum of the Company, dated February 25, 2004, relating to the sale of the Notes.

     "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in any Registration Statement, including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 of the 1933 Act, and any such prospectus as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other

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amendments and supplements to any such prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Questionnaire" shall have the meaning set forth in Section 2.1(d) hereof.

     "Registrable Securities" shall mean the Notes and the shares of Common Stock into which the Notes are convertible, upon original issuance thereof, and at all times subsequent thereto; provided, however, that any Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities may be sold or transferred by a person who is not an affiliate (as such term is defined in Rule 144(a)(1) under the 1933 Act) of the Company pursuant to Rule 144 without any volume restrictions thereunder or (iv) such Securities shall have ceased to be outstanding.

     "Registration Default" shall have the meaning set forth in Section 2.4 hereof.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriters" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with qualification of any Registrable Securities under state or other securities or blue sky laws and any filing with and review by the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Securities and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges or on any quotation system, (v) all rating agency fees, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the fees and expenses of independent public accountants for the Company or for any other Person, business or assets whose financial statements are included in any Registration Statement or Prospectus, including, in the event of an underwritten offering of Registrable Securities, the expenses for up to a total of 3 requests for special audits or "cold comfort" letters required by or incident to such performance and compliance,
(viii) the fees and expenses of the Trustee, any registrar, any depositary, any paying agent, any escrow agent, any transfer agent or any custodian, in each case including their respective counsel, (ix) the reasonable fees and expenses of the Holders in connection with the Shelf Registration, including the reasonable fees and expenses of one counsel to the Holders of Registrable Securities,

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designated by the Initial Purchasers and (x) any fees and disbursements of the underwriters customarily paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and any transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

     "Registration Statement" shall mean any registration statement of the Company pursuant to the provisions of Section 2 of this Agreement that covers any of the Registrable Securities held by Holders that have provided the information required pursuant to the terms of Section 2.1(d) hereof and that is on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein, including each Subsequent Registration Statement from the time such Subsequent Registration Statement is filed pursuant to Section 2.1(a) hereof.

     "Rule 144" shall mean Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

     "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

     "Securities" shall mean the Notes and the shares of Common Stock into which the Notes are convertible, upon original issuance thereof, and at all times subsequent thereto.

     "Shelf Registration" shall have the meaning set forth in Section 2.1(a) hereof.

     "TIA" shall mean the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

     "Underwriters" or "underwriters" shall have the meaning set forth in
Section 4(a) hereof.

     For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system; (ii) all references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in any Registration Statement or Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be; and (iii) all references in this Agreement to amendments or supplements to any Registration Statement or

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Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be.

     2. Registration Under the 1933 Act.
        -------------------------------

          2.1 Shelf Registration.

               (a) As promptly as practicable, but no later than the Filing Date, the Company shall file with the SEC, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act registering the resales of all of the Registrable Securities held by Holders that have provided the information pursuant to Section 2.1(d) hereof (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 under the 1933 Act or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable, but no later than the Effectiveness Target Date; and (subject to Section 2.3(b) below) to keep the Registration Statement continuously effective, supplemented and amended, as required in order to permit the Prospectus forming a part thereof to be useable by the Holders until the earliest of (i) the expiration of the holding period applicable to the Registrable Securities held by persons that are not affiliates (as such term is defined in Rule 405 under the 1933 Act) of the Company under Rule 144(k) under the 1933 Act or any successor provision (assuming that such Registrable Securities have been held since the date of original issuance, by Holders that are not affiliates of the Company), (ii) the date when the Holders are able to sell all of their Registrable Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 or otherwise, or (iii) all of the Registrable Securities covered by the Registration Statement have been sold pursuant to the Registration Statement (the "Effectiveness Period").

               (b) Notwithstanding any other provisions hereof, the Company shall use its reasonable best efforts to ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplements thereto complies in all material respects with the 1933 Act,
(ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Registration Statement and any amendment or supplement to such Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (c) The Company shall not permit any securities other than Registrable Securities to be included in the Registration Statement. The Company further agrees, if necessary, to supplement or amend the Registration Statement, as required by Section 3(b) below.

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               (d) Notwithstanding any other provision hereof, no Holder of
Registrable Securities may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a completed questionnaire in the form attached as Annex A to the Offering Memorandum and such other information in writing as the Company may reasonably request in writing for use in connection with the Registration Statement or Prospectus included therein (the "Questionnaire") and in any application to be filed with or under state securities laws. A Holder may not have its Registrable Securities included in the Registration Statement and may not use the Prospectus included therein for offers and resales of Restricted Securities unless such Holder is named therein. In order to be named as a selling securityholder in the Prospectus at the time of effectiveness of the Registration Statement, each Holder must, before the effectiveness of the Registration Statement and no later than the 20th day after receipt of the notice by such Holder from the Company of the initial filing of the Registration Statement (or the filing of the first amendment to the Registration Statement in the event the Company promptly files the Registration Statement following the date of this Agreement) (which notice shall include the Questionnaire and any other reasonable information requested by the Company for use in connection with the Registration Statement), furnish the completed Questionnaire and such other information, if any, to the Company in writing and the Company will include the information from the completed Questionnaire and such other information, if any, in the Registration Statement and the Prospectus in a manner so that upon effectiveness of the Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder's Securities. From and after the date that the Registration Statement is first declared effective, upon receipt of a completed Questionnaire and such other information, if any, the Company will use its reasonable best efforts to file any amendments or supplements to the Registration Statement necessary for a Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder's Securities (subject to the Company's right to suspend the Registration Statement as described in Section 2.3(b) below) within 15 business days of receipt; provided that the Company will not be required to amend the Registration Statement pursuant to this Section 2.1(d) more than once during any 90-day period. Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(d), will not be named as selling securityholders in the Prospectus. Each Holder named as a selling securityholder in the Prospectus agrees, as a condition to such Holder's use of the Registration Statement and the Prospectus, to furnish in a timely manner to the Company all information required to be disclosed in order to make information previously furnished to the Company by the Holder not misleading and any other information regarding such Holder and the distribution of such Holder's Registrable Securities as the Company may from time to time reasonably request in writing. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such disposition contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such disposition omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

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          2.2 Expenses. The Company shall pay all Registration Expenses in connection with the Shelf Registration and any Registration Statement. Each Holder shall pay all fees and disbursements of its counsel (other than as set forth in the definition of Registration Expenses) and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

          2.3 Effectiveness.

               (a) The Registration Statement shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to the Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

               (b) The Company may suspend the use of the Registration Statement and any Prospectus related to the Registration Statement for a period not to exceed 45 days in any consecutive three-month period and not to exceed an aggregate of 120 days in any consecutive twelve-month period if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons including, without limitation, the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission and similar event (but not including avoidance of the Company's obligations hereunder), it is in the interest of the Company to suspend such use and, prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

          2.4 Liquidated Damages. No Holder of Registrable Securities shall be entitled to Liquidated Damages pursuant to this Section 2.4 unless such Holder timely furnished to the Company a completed Questionnaire. The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2.1 hereof and further agree that the Liquidated Damages provided for in this Section 2.4 constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of a Registration Default. Therefore, the Company and the Initial Purchasers agree that the sole remedy for a violation of the terms of this Agreement with respect to which Liquidated Damages are expressly provided for (including any non-compliance with a covenant that results, directly or indirectly, in a Registration Default) shall be such Liquidated Damages. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities to the Holders that furnish to the Company a completed Questionnaire in accordance with Section 2.1(d) ("Liquidated Damages") under the circumstances and to the extent as set forth below. In the event that
(a) the Registration Statement has not been filed with the SEC on or prior to the Filing Date, (b) the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Target Date, (c) the Registration Statement has been declared effective by the SEC and such Registration Statement ceases to be effective or usable at any time during the Effectiveness Period

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for any reason (other than as specified in Section 2.3(b)) without being succeeded within five business days by a post-effective amendment to such Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to the 1934 Act that cures such failure or (d) the Company suspends the use of the Registration Statement and any Prospectus related to the Registration Statement for a period exceeding forty-five (45) days in any consecutive three-month period or exceeding an aggregate of one hundred twenty
(120) days in any consecutive twelve-month period (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then the interest rate borne by the Notes shall be increased as Liquidated Damages (x) by one-quarter of one percent (0.25%) per annum from the day following the day of the occurrence of such Registration Default up to and including the ninetieth
(90th) day following such Registration Default and (y) by one half of one percent (0.50%) from and after the ninety-first (91st) day following the occurrence of such Registration Default, provided that the aggregate increase in such interest rate will in no event exceed one half of one percent (0.50%) per annum. Upon the cure of such Registration Default, the accrual of Liquidated Damages will cease and the interest rate will revert to the original rate so long as no other Registration Default shall have occurred and shall be continuing at such time; provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions. A Registration Default under clause (a) above shall be cured on the date that the Shelf Registration is filed with the SEC; a Registration Default under clause
(b) above shall be cured on the date that the Shelf Registration is declared effective by the SEC; a Registration Default under clause (c) above shall be cured on the date an amended Shelf Registration is declared effective or the Company otherwise declares the Registration Statement and the Prospectus useable; and a Registration Default under clause (d) above shall be cured on the date the Prospectus is declared useable by the Company. In the event of a Registration Default, the Company shall pay Liquidated Damages (x) to Holders of Notes that are Registrable Securities based on the principal amount at maturity of Notes held by such Holders and (y) to Holders who have converted any of their Notes into Common Stock, only in respect of the Notes then held by the Holder in accordance with (x). A Holder that has converted all of such Holder's Notes into Common Stock shall not be entitled to receive any Liquidated Damages.

          The Company shall notify the Trustee in writing within three business days after each and every date on which a Registration Default occurs (an "Event Date"). Liquidated Damages shall be paid by the Company to the Holders of Notes by depositing with the Trustee, in trust, for the benefit of the Holders of Notes, on or before the Interest Payment Date next following the date of such Registration Default, immediately available funds in sums sufficient to pay the Liquidated Damages then due. Such Liquidated Damages due shall be payable on each such Interest Payment Date to the record Holder of Notes entitled to receive the interest payment to be paid on such Interest Payment Date as set forth in the Indenture. Liquidated Damages in respect of Notes that are converted into Common Stock in the period between the Event Date and the Payment Date shall be payable by the Company to the Holders of Common Stock issued upon conversion of such Notes concurrently with the payment of Liquidated Damages to the Holders of Notes. Liquidated Damages shall accrue from and including the day following the applicable Event Date to but excluding the earliest to occur of
(1) the date the relevant Registration Default is cured, (2) the

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expiration of the Effectiveness Period or (3) the date on which the relevant
Notes either (i) cease to be Registrable Securities or (ii) are converted into Common Stock.

          In addition, from and after the date that the Registration Statement is first declared effective, if the Company fails to file any amendment or supplement to the Registration Statement or Prospectus to name any Holder as a selling securityholder in the Prospectus in the manner and within the time periods specified in Section 2.1(d) (in each case, a "Filing Default"), the Company shall pay Liquidated Damages with respect to such Filing Default to such Holder in the manner and in such amounts as contemplated in the first and second paragraphs of this Section 2.4, unless the Company is already required under this Section 2.4 to pay Liquidated Damages with respect to a Registration Default occurring during the same period. Any Liquidated Damages payable with respect to a Filing Default shall accrue from and including the day after the last day of the applicable time period specified in Section 2.1(d) to but excluding the earliest to occur of (1) the date such Filing Default is cured,
(2) the expiration of the Effectiveness Period or (3) the date on which the relevant Notes either (i) cease to be Registrable Securities or (ii) are converted into Common Stock.

     3. Registration Procedures.
        -----------------------

          In connection with the obligations of the Company with respect to the Shelf Registration and the Registration Statement pursuant to Section 2 hereof, the Company shall:

               (a) prepare and file with the SEC a Registration Statement within the period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and (ii) shall be available for the sale of the Registrable Securities by the selling Holders thereof, and such Registration Statement shall comply as to form in all material respects with the applicable requirements of the 1933 Act and shall include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

               (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the Effectiveness Period (subject to Section 2.3(b)); cause each Prospectus to be supplemented as required and, as so supplemented, to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act; and comply during the Effectiveness Period with the provisions of the 1933 Act and the 1934 Act required to enable the disposition by selling Holders of all Registrable Securities covered by the Registration Statement in accordance with the intended method or methods of distribution by such selling Holders;

               (c) (i) notify each Holder of Registrable Securities, as promptly as practicable, but in any event no less than five business days after filing, that a Registration Statement with respect to the Registrable Securities has been filed (which notice shall include the Questionnaire and any other reasonable information requests referenced in Section 2.1(d)) and advising such Holders of the method or methods of distribution to be described in such Registration Statement (which shall include the methods of distribution typically described in the "Plan of Distribution" or

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"Underwriting" sections of resale shelf registration statements filed by other issuers in similar transactions); (ii) upon prior request, furnish to each Holder of Registrable Securities, to counsel for the Holders, and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of the Prospectus included therein, including each preliminary Prospectus (in the event of an underwritten offering), and any amendment or supplement thereto as such Holder, counsel or underwriter shall reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to Section 2.3(b) and to any notice by the Company in accordance with Section 3(h) of the existence of any fact of the kind described in Sections 3(e)(iii), 3(e)(v) and 3(e)(vi) hereof, the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus (in the event of an underwritten offering), that is contained in a Registration Statement declared effective by the SEC, or any amendment or supplement thereto by each of the Holders and underwriters of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by any Prospectus that is contained in a Registration Statement declared effective by the SEC or any amendment or supplement thereto;

               (d) use its reasonable best efforts to register or qualify (or establish an exemption from such registration or qualification for) the Registrable Securities for offer and sale under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, to cooperate with the Holders and the underwriters of any Registrable Securities in connection with any filings required to be made with the NASD, to keep each such registration or qualification effective during the period necessary for such offer and sale, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

               (e) notify each Holder of Registrable Securities as promptly as reasonably practicable and, if requested by such Holder, confirm such advice in writing as promptly as reasonably practicable (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments or supplements to a Registration Statement or Prospectus or for additional information after a Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective which cause (A) the Registration Statement and any amendment thereto to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any Prospectus forming a part of the Registration Statement and any amendment or supplement to such Prospectus to include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any reasonable determination by the Company that a post-effective amendment to a Registration Statement would be appropriate and (viii) of the commencement and completion of any period of suspension under Section 2.3(b);

               (f) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide notice as promptly as reasonably practicable to each Holder of the withdrawal of any such order;

               (g) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least three business days prior to the closing of any sale of Registrable Securities;

               (h) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that use of the Registration Statement or the Prospectus, as the case may be, by selling Holders in the manner and for the purposes contemplated by this Agreement may be resumed as promptly as practicable and the Prospectus, as thereafter delivered to the purchasers of Registrable Securities, will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of an event as contemplated by Sections 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v) and 3(e)(vi) hereof, and each Holder hereby agrees to suspend use of the Prospectus until notification is given by the Company that such use of the Prospectus may be resumed. If use of the Prospectus is suspended, the Company agrees promptly to notify each Holder when a determination is made that use of the Prospectus in the manner and for the purposes contemplated by this Agreement may be resumed and to furnish each Holder such number of copies of the Prospectus, as then amended or supplemented, as such Holder may reasonably request;

               (i) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a

Prospectus, provide copies of such document to the Initial Purchasers on behalf of such Holders if requested by the Initial Purchasers, provided that; notwithstanding clause (iii) of the last paragraph of Section 1, the foregoing shall not require the delivery of documents to be filed under the 1934 Act that will be incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus; and make representatives of the Company as shall be reasonably requested by the Holders of a majority in aggregate principal amount at maturity of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

               (j) obtain CUSIP numbers for all Registrable Securities not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with the Depositary;

               (k) cause the Indenture to be qualified under the TIA in connection with the registration of the Registrable Securities, (ii) cooperate with the Trustee and the Holders to effect such changes, if any, to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, if any, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

               (l) subject to Section 2.1(a), enter into such customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                    (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by such Holders and underwriters;

                    (ii) in connection with any underwritten offering hereunder, seek to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to each selling Holder (where reasonably possible) and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters;

                    (iii) in connection with any underwritten offering hereunder, seek to obtain "comfort letters" and updates thereof with respect to such Registration Statement and the Prospectus included therein, all amendments and supplements thereto and all documents incorporated or deemed to be incorporated by reference therein from the Company's independent certified public accountants and (where reasonably practicable) from the independent certified public accountants for any other Person or any business or assets whose financial statements are, or are required to be, included or incorporated by reference in the Registration Statement or Prospectus, each addressed to the underwriters, if any, and (where reasonably practicable) to have such letter addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort letters" to underwriters in connection with similar underwritten offerings;

                    (iv) if an underwriting agreement is entered into, cause the same to set forth indemnification and contribution provisions and procedures substantially equivalent to the indemnification and contribution provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 4 hereof or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

                    (v) deliver such other documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount at maturity of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

               (m) if reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or underwriters, all relevant financial and other records, documents and properties of the Company reasonably requested by any such Persons, and cause the appropriate officers, directors, employees, and any other agents of the Company to make all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement reasonably available for inspection during normal business hours, and make such representatives of the Company reasonably available for discussion during normal business hours of such documents as shall be reasonably requested by the Initial Purchasers; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; provided, however, that such persons shall as promptly as reasonably practicable, provide written notice to the Company of any request by any such regulatory authority for any such confidential information of the Company in order to allow the Company a reasonable amount of time to seek an appropriate protective order to prevent the disclosure of such information, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or otherwise obligated to keep such information confidential.

               (n) a reasonable time prior to filing any Registration Statement, any Prospectus forming a part thereof, any amendment to such Registration Statement or amendment or supplement to such Prospectus (other than supplements that do nothing more than name one or more Holders and provide information with respect thereto), provide copies of such document upon request to the Initial Purchasers or to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and, to counsel for the Initial Purchasers or underwriters, as the case may be, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or the underwriter or underwriters, or any of their respective counsel may reasonably request in writing within five business days after the delivery of such copies by the Company; cause the representatives of the Company to be available for discussion of such documents during normal business hours as shall be reasonably requested by the Initial Purchasers on behalf of the Holders or any underwriter or any of their respective counsel; and shall not at any time make any filing of any such document of which the Initial Purchasers on behalf of the Holders, their counsel or any underwriter or their counsel shall not have previously been advised and furnished a copy or to which the Majority Holders, the Initial Purchasers on behalf of the Holders, their counsel or any underwriter or their counsel shall reasonably object within a reasonable time period;

               (o) use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system such as NASDAQ on which similar debt or equity securities issued by the Company are then listed, if any;

               (p) use its commercially reasonable efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if reasonably requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, unless the Registrable Securities are already so rated;

               (q) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

               (r) cooperate and assist in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

     The Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder further agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading in any material respect, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company, within ten business days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Sections 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until receipt by such Holder of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(h) hereof or
(ii) written notice from the Company that the Shelf Registration is once again effective or that no supplement or amendment is required. If so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Nothing in this paragraph shall prevent the accrual of Liquidated Damages on any Securities.

     If any of the Registrable Securities covered by any Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and
(c) provides the Company with the information required in Section 2.1(d) above.

     4. Indemnification and Contribution.
        --------------------------------

               (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, and each Person who participates as an underwriter (each, an "Underwriter" or an "underwriter") and each Person, if any, who controls the Initial Purchasers, Holder or Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto, including all documents incorporated therein by reference therein) pursuant to which Registrable Securities were registered under the 1933 Act, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto, including all documents incorporated therein by reference), or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

                    (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers, any Holder or Underwriter (or any person who expressly controls the Initial Purchasers, Holder or Underwriter) expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) provided further that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus furnished to such Holder by the Company and such Prospectus, as amended or supplemented as of the time of such confirmation of sale, (including any amendment or supplement filed with the SEC that is incorporated by reference in the Prospectus as of the time of such confirmation of sale), would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the delivery thereof was required by law.

               (b) Each Holder, severally but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder or any other person who controls such Holder expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

               (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may wish, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of such indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (f) The Company, the Holders and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 4, the Initial Purchasers or any Holder or Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which Registrable Securities sold by it pursuant to a Registration Statement were offered exceeds the amount of any damages that the Initial Purchasers, Holder or Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each Person, if any, who controls the Initial Purchasers, Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchasers or such Holder or Underwriter, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The respective obligations of the Initial Purchasers, Holders, and Underwriters to contribute pursuant to this Section 4 are several in proportion to the principal amount at maturity of Securities sold by them pursuant to a Registration Statement and not joint.

     The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or Underwriter or any Person controlling the Initial Purchasers, or any Holder or Underwriter, or by or on behalf of the Company, its officers, or directors or any Person controlling the Company and (iii) any sale of Registrable Securities pursuant to a Registration Statement.

     5. Miscellaneous.
        -------------

          5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will use its reasonable best efforts to file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act. For so long as any Registrable Securities remain outstanding, if the Company ceases to be subject to the reporting requirements of Section 13 or 15 of the 1934 Act, it will upon the request of any Holder or beneficial owner of Registrable Securities (a) make publicly available such information (including, without limitation, the information specified in Rule 144(c)(2) under the 1933
Act) as is necessary to permit sales pursuant to Rule 144, (b) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Securities or any prospective purchaser or transferee designated by such Holder or beneficial owner, such information (including, without limitation, the information specified in Rule 144A(d)(4) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144A and it will take such further action as any Holder or beneficial owner of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, (ii) Rule 144A, as such Rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. For so long as any Registrable Securities remain outstanding, upon the request of any Holder or beneficial owner of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          5.2 No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not for the term of this Agreement and will not in any way conflict with and are not and will not be inconsistent with the rights granted to the holders of any of the Company's other issued and outstanding securities under any other agreements entered into by the Company or any of its subsidiaries.

          5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in outstanding Common Stock constituting Registrable Securities affected by such amendment, modification, supplement, waiver or departure. For the purpose of the preceding sentence, Holders of Notes shall be deemed to be Holders of the number of shares of Common Stock into which such Notes are or would be convertible as of the date on which such consent is requested. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 5.3. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 5.3, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

          5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (a) if to a Holder (other than the Initial Purchasers), at the most current address set forth on the records of the registrar under the Indenture, (b) if to the Initial Purchasers, at the most current address given by the Initial Purchasers to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers with a copy to Shearman & Sterling LLP, 1080 Marsh Road, Menlo Park, California 94025,
Attention: Bruce Czachor, (c) if to the Company, initially at the Company's address set forth in the Purchase Agreement with a copy to Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Timothy Hearn, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4, and (d) if to any Underwriter, at the most current address given by such Underwriter to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the applicable underwriting agreement.

     All such notices and communications shall be deemed to have been duly given: at the time of delivery by hand, if delivered by hand; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if facsimiled; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          5.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, that (a) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquires Registrable Securities from a Holder and (b) nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

          5.6 Third Party Beneficiaries. The Initial Purchasers (even if such Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries of the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          5.7 Restrictions on Resales Until the expiration of two years after the original issuance of the Securities, the Company will not, and will use its reasonable best efforts to ensure that its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) do not, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

          5.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          5.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          5.11 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.12 Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          MGI PHARMA, INC.


                                          By: /s/ William C. Brown
                                              ----------------------------------
                                          Name: William C. Brown
                                          Title: Executive Vice President and
                                                 Chief Executive Officer


              [Signature page to the Registration Rights Agreement]

CONFIRMED AND ACCEPTED, as of the date
 first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED


By: /s/ Anthony J. Sterling
    ----------------------------------
            Authorized Signatory

For itself and as Representative of the other Initial Purchasers named in
Schedule 1 hereto.

              [Signature page to the Registration Rights Agreement]

                                   SCHEDULE 1

                               Initial Purchasers

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Banc of America Securities LLC

Piper Jaffray & Co.

UBS Securities LLC

                                      - 1 -